Exhibit 5.1

[W&W LETTERHEAD]

March 10, 2021

Air T, Inc.

Air T Funding

5930 Balsom Ridge Road

Denver, North Carolina 28037

Re: Air T, Inc. / Air T Funding – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Air T, Inc., a Delaware corporation (the “Company”) and Air T Funding, a Delaware trust sponsored by the Company (the “Issuer Trust”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company and the Issuer Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Company and the Issuer Trust have provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, provides for the registration by the Company and the Issuer Trust of one or more of the following securities with an aggregate offering price of up to $15,000,000:  (i) shares of the Company’s Common Stock, par value $0.25 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $1.00 per share, which may be issued in one or more series (the “Preferred Stock”); (iii) debt securities, in one or more series, which may be convertible into shares of Common Stock or shares of Preferred Stock (the “Debt Securities”); (iv)  warrants to purchase Common Stock, Preferred Stock, or Debt Securities, or any combination thereof (the “Warrants”); (v) depository shares of the Company; (vi) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants or Depositary Shares, in any combination (the “Units”); (vii) Alpha Income Trust Preferred Securities, par value $25.00 of the Issuer Trust (the “Capital Securities”); and/or (viii) Guarantee with respect to the Capital Securities.  In addition, the Registration Statement also relates to the offer and sale, from time to time, of up to 1,324,546 outstanding shares of Common Stock, 242,825 Capital Securities and 808,469 warrants to acquire 1/10 of a Capital Security (the “Capital Securities Warrants”) held by the securityholders named in the Prospectus or in any Prospectus Supplement (collectively the “Resale Securities”), or certain transferees, assignees, or other successors-in-interest of the named securityholders (the “Selling Securityholders”).

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Units, the Capital Securities and the Capital Securities Warrants are each described in the Registration Statement, and are collectively referred to herein as the “Securities” and are sometimes individually referred to as a “Security”.  The Securities may be issued by the Company or the Issuer Trust, in one or more series, and may be offered and sold by the Company or the Issuer Trust, and the Resale Securities may be sold by the Selling Securityholders, as applicable, from time to time in amounts, at prices, and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto (including post-effective amendments), and one or more Prospectus Supplements.  Capitalized terms not otherwise defined in this opinion letter have the meanings ascribed in the Registration Statement.

We are providing this opinion letter to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In preparing this opinion letter, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents, where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

To the extent relevant to any opinion below, we have also assumed that, at the time of the sale or delivery of any Securities under the Registration Statement:

(a)         The Registration Statement and any amendments relating thereto (including post-effective amendments) shall have become effective under the Securities Act and will continue to be effective;

(b)         One or more Prospectus Supplements relating to the Securities being offered will have been prepared and filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and will comply with all applicable laws;

(c)          If the Securities being offered are to be sold under a purchase, underwriting, or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement relating to the Securities being offered, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, or a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will have been duly authorized, executed, and delivered by the Company and the other parties thereto, and will constitute a valid, binding, and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms, and any Securities offered and sold pursuant thereto will have been offered and sold in accordance with the terms thereof;

(d)         Any indenture (“Indenture”) relating to Debt Securities, any warrant agreement (“Warrant Agreement”) relating to the Warrants, and any unit agreement (“Unit Agreement”) relating to the Units, in each case in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, or a Current Report on Form 8-K under the Exchange Act, will have been duly authorized, executed, and delivered by the Company and the other parties thereto, and will constitute a valid, binding, and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms;

(e)         The Securities being offered and any related Underwriting Agreement, amendments to the Company’s Certificate of Incorporation, Indenture, Warrant Agreement, or Unit Agreement, as applicable, describing such Securities will conform in all material respects to the description thereof in the Registration Statement, any amendments thereto (including post-effective amendments), and the Prospectus Supplement relating to the Securities being offered;

(f)         The Securities being offered will have been issued and sold in compliance with applicable Federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, any amendments thereto (including post-effective amendments), and the Prospectus Supplement relating to the Securities being offered;

(g)         Any applicable listing or other requirements of any securities exchange on which the Securities being offered may be listed will have been complied with;

(h)         The rights, powers, privileges, preferences, and other terms, if any, of any Security to be established after the date hereof, and the terms of the issuance, sale, and delivery of any Security being offered (i) will be in conformity with the Company’s Certificate of Incorporation and Bylaws as then in effect or the Issuer Trust’s Trust Agreement as then in effect, (ii) will not violate any applicable law or result in a breach of or default under any agreement or instrument to which the Company or the Issuer Trust is then a party or which is then binding upon the Company or the Issuer Trust, and (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Issuer Trust;

(i)        With respect to any shares of Common Stock or Preferred Stock being offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized, designated (in the case of Preferred Stock), and available for issuance, and the consideration for the issuance and sale of the Common Stock or Preferred Stock is in an amount that is not less that the par value of the Common Stock or Preferred Stock, as applicable;

(j)        The Debt Securities will have been issued in conformity with the Indenture, authenticated by the Trustee under the Indenture, and delivered against payment therefor;

(k)       Any Securities issuable upon conversion, exchange, or exercise of any Security being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, and that, upon the issuance of any shares of Common Stock or Preferred Stock issuable upon conversion or exercise of any of the Securities, the total number of shares of Common Stock and Preferred Stock of the Company, issued and outstanding, as applicable, will not exceed the total number of shares of Common Stock and Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation; and

(l)          The Company shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, the Issuer Trust shall be a Delaware Statutory Trust duly organized, vlisdly existing and in good standing under the laws of the State of Delaware and each shall have the necessary power and authority to issue and sell such Securities.

Based upon and subject to the foregoing, (i) if the board of directors of the Company or the trustees of the Issuer Trust, as the case may be, have taken all necessary corporate or other action to authorize the issuance and terms of the applicable Securities, including the terms of the offering thereof and related matters in accordance with the applicable underwriting, purchase, or similar agreement for such offering, and when issued and paid for as described in the Registration Statement (including any shares of Common Stock issuable in connection with the conversion of any shares of Preferred Stock or any shares of Common Stock or any shares of Preferred Stock issuable in connection with the exercise of any Warrants, or Units), and (ii) because the board of directors of the Company or the trustees of the Issuer Trust, as the case may be, took all necessary corporate or other action to authorize the issuance of the Resale Shares, we are of the opinion that:

1.	The Common Stock to be offered and issued under the Registration Statement will be validly issued, fully paid, and nonassessable;

2.	The Preferred Stock to be offered and issued under the Registration Statement will be validly issued, fully paid, and nonassessable;

3.

The Debt Securities to be offered and issued under the Registration Statement will be legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms;

4.	The Warrants to be offered and issued under the Registration Statement will be legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms;

5.	The Units to be offered and issued under the Registration Statement will be legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms;

6.	The Capital Securities and Guarantees, as the case may be, will be validly authorized and issued and binding obligations of the Issuer Trust; and

7.	The Resale Securities have been duly authorized and validly issued and are fully paid and non-assessable.

In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.

Our opinions herein reflect only the application of applicable laws of the State of Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

b.

Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; and (v) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

c.

Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees.

d.

We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any indentures or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

e.

We express no opinion as to the enforceability of any provision in any indentures, guarantee agreements or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue; (ii) confer subject matter jurisdiction on a court not having independent grounds therefor; (iii) modify or waive the requirements for effective service of process for any action that may be brought; (iv) waive the right of the Company, the Issuer Trust or any other person to a trial by jury; (v) provide that decisions by a party are conclusive; or (vi) modify or waive the rights to claims, notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, statutes of limitations, other procedural rights or other benefits that cannot be waived under applicable law.

f.

We express no opinion as to the enforceability of (i) consents to, or restrictions upon, judicial relief; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; (viii) restrictions upon non-written modifications and waivers; (ix) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (x) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

g.

In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (ii) compliance with laws relating to permissible rates of interest; or (iii) the creation, validity, perfection or priority of any security interest or lien.

h.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Debt Securities, Capital Securities or Guarantees you will afford us an opportunity to review the operative documents pursuant to which such Debt Securities, Capital Securities or Guarantees are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities, Capital Securities or Guarantees.

Our opinion herein is expressed solely with respect to the laws of the State of Delaware.  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any Federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof.  In addition, we express no opinion as to compliance with or the effect of Federal or state securities or blue sky laws.  As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company, the Issuer Trust and others.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it under the applicable provisions of the Securities Act.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert”, as used in Section 11 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, or the Registration Statement.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.  We note that our legal opinion is an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/   WINTHROP & WEINSTINE, P.A.